                                                                   EXHIBIT 10.15

                            STOCK PURCHASE AGREEMENT

      THIS STOCK PURCHASE AGREEMENT (the "Agreement") is made this 29th day of July, 1999, by and between ASIA CD, INC., a California corporation (the "Company"), and STRATEGICUS PARTNERS, INC., an Oregon corporation (the "Investor").

                                    RECITALS:
                                    --------

     The Company wishes to issue and sell to the Investor one million (1,000,000) shares (the "Shares") of the Company's Series A Preferred Stock (the "Series A Preferred Stock"). The Investor wishes to purchase the Shares on the terms and subject to the conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the premises and mutual covenants, warranties and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

1.   Purchase and Sale of Series A Preferred Stock.
     ---------------------------------------------

  a. Sale and Issuance of Series A Preferred Stock. Subject to the terms and
     ---------------------------------------------
conditions of this Agreement, the Investor agrees to purchase, and the Company agrees to sell and issue to Investor at the Closing (as defined in Section 1.2), one million (1,000,000) Shares of Series A Preferred Stock at the purchase price of One Dollar ($1) per share for an aggregate purchase price of One Million Dollars ($1,000,000) (the "Purchase Price").

  b. The Closing. The closing (the "Closing") of the transaction contemplated by
     -----------
this Agreement shall take place at the offices of netValue Holdings, Inc., 1085 Mission Street, San Francisco, California 94103, at 3:00 p.m., local time, on July 29, 1999. The Closing may occur at such different place, such different time, or such different date or a combination thereof as the Company and the Investor agree.

  c. Closing Deliveries. In connection with the Closing:
     ------------------

     i.   By the Company.
          --------------

                    (a) The Company shall deliver or cause to be delivered to the Investor at the Closing or as soon as possible thereafter, but in no event later than ten (10) days after the Closing Date:

                         (i)  Stock certificates representing the Shares
purchased by the Investor dated as of the Closing Date; and

                         (ii) A good standing certificate from the Secretary of
State of the State of California with respect to the Company and such Closing or other certificates and instrument as may reasonably be requested of the Company by the Investor;
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                    (b)  The Company shall deliver or cause to be delivered to the Investor at the Closing:

                         (i)   Registration Rights Agreement dated as of the
Closing date, duly executed by the Company;

                         (ii)  A certificate, signed by a duly authorized
officer of the Company and dated as of the Closing Date, as described in Section 4.2.1; and

                         (iii) A certificate, signed by the Secretary of the
Company, certifying the truth and correctness of the Company's respective Articles of Incorporation, Bylaws, and Resolutions of the Board of Directors and shareholders of the Company approving this Agreement and the consummation of the transactions contemplated hereby.

     ii.  By the Investor.
          ---------------

                    (a) The Investor shall deliver or cause to be delivered to the Company at the Closing or as soon as possible thereafter, but in no event later than ten (10) days after the Closing Date in the amount of the Purchase Price by wire transferring the amount of Seven Hundred Fifty Thousand Dollars ($750,000) and executing and delivering to the Company the Promissory Note in the principal amount of Two Hundred Fifty Thousand Dollars ($250,000) in the form attached hereto as Schedule 1.3.2(a)(i) (the "Promissory Note") and the Stock Pledge Agreement in the form attached hereto as Schedule 1.3.2(a)(ii) (the "Stock Pledge Agreement").

                    (b) The Investor shall deliver or cause to be delivered to the Company at the Closing:

                         (i)   Registration Rights Agreement dated as of the
Closing Date, duly executed by the Investor; and

                         (ii)  A certificate, signed by a duly authorized
officer of the Investor, as described in Section 4.1.1.

2.   Representations and Warranties of the Company. Subject to the terms and
     ---------------------------------------------
conditions of this Agreement, the Company, after due inquiry and investigation, makes to the Investor the following representations and warranties as of the date hereof except as set forth in Schedule 2 attached hereto (the "Schedule of Exceptions"):

 a.  Organization of the Company. The Company (a) is a corporation duly
     ---------------------------
organized, validly existing and in good standing under the laws of the State of California; (b) is qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the ownership of its property or the conduct of its business requires such qualification, except where failure to so qualify would not have a material adverse effect upon the Company's business, its properties or its financial condition; and (c) has all necessary corporate power and authority to carry on its business as it is now being conducted and to own or lease and operate its properties and assets.

 b.  No Subsidiaries. The Company does not, directly or indirectly, own or
     ---------------
control any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business organization, trust or other entity.

 c.  Capitalization.
     --------------

               (a) The authorized capital stock of the Company will consist, immediately upon the filing of the Amended and Restated Articles of Incorporation (the "Restated Articles") substantially in the form attached hereto as Schedule 4.2.3, of fifty million (50,000,000) shares of common stock (the "Common Stock"), of which seven million eighty-seven thousand five hundred (7,087,500) are and shall be issued and outstanding, and ten million (10,000,000) shares of preferred stock (the "Preferred Stock"), of which one million one hundred thousand (1,100,000) have been designated as Series A Preferred Stock and none of which will be issued and outstanding immediately prior to the issuance thereof to the Investor hereunder. All of the issued and outstanding shares of Common Stock of the Company were validly issued, are fully paid and nonassessable and have been issued in compliance with all applicable federal and state securities laws.

               (b) Except for the transactions contemplated by this Agreement, there are not, on the date hereof, authorized, outstanding, or contemplated any subscriptions, options, conversion rights, warrants, or other agreements, securities or commitments obligating the Company to issue, deliver, or sell, or cause to be issued, delivered, or sold, any shares of capital stock of the Company, or any securities convertible into or exchangeable for shares of capital stock of the Company or obligating the Company to grant, extend or enter into any such agreement or commitment. The Company is not a party or subject to any other agreement or understanding and, to the best of the knowledge of the Company, there is no agreement or understanding that effects or relates to the voting, transfer or giving of written consents with respect to any capital stock of the Company.

               (c) The rights, preferences, and privileges of the Shares of Series A Preferred Stock will be as stated in the Restated Articles and, when issued, sold and delivered in accordance with the terms hereof for the Purchase Price will be duly and validly issued, fully paid and nonassessable and free of any liens or encumbrances, except for restrictions under applicable federal and state securities and corporations laws and restrictions contained in the Registration Rights Agreement. The shares of the Company's common stock issuable upon conversion thereof (the "Conversion Shares") upon the filing of the Restated Articles will be duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Restated Articles, will be duly and validly issued, fully paid and nonassessable and free of any liens or encumbrances, except for restrictions under applicable federal and state securities and corporations laws and restrictions contained in the Registration Rights Agreement. Upon payment by the Investor of the amount due under the Promissory Note, the Shares of Series A Preferred Stock issued hereunder, and any shares of Common Stock of the Company issued upon conversion of such Shares of Series A Preferred Stock, will be fully paid and nonassessable.

 d.  Minute and Stock Transfer Books. The minute books of the Company are
     -------------------------------
correct (including signatures), complete and current in all material respects and fairly reflect in all material respects the corporate actions of the Board of Directors and shareholders of the Company. The stock transfer books of the Company are correct (including signatures), complete and current in all material respects. True and accurate copies of the Company's Articles of Incorporation, and all amendments thereto, and the Company's Bylaws as presently in effect are attached to the Schedule of Exceptions.

 e.  Authorization and Approvals. This Agreement is the legal, valid and binding
     ---------------------------
obligation of the Company enforceable in accordance with its terms, except as such enforceability may be effected by bankruptcy, insolvency or similar laws affecting the rights of creditors and relief of debtors and the exercise of judicial discretion in accordance with general equitable principles (regardless of whether such agreement is sought to be enforced in a proceeding at law or in equity). Except for the Secretary of State of the State of California with respect to the Restated Articles, no further approvals or consents by, or filing with, any federal, state, municipal, foreign or other court or governmental or administrative body or agency or any other third party is required in connection with the execution and delivery by the Company of this Agreement or the consummation of the transactions contemplated hereby.

 f.  No Violations. Neither the execution and delivery of this Agreement, nor
     -------------
the consummation of the transactions contemplated hereby, will (a) violate any provision of the Articles of Incorporation or Bylaws of the Company or, upon filing, the Restated Articles of the Company, (b) violate, or be in conflict with, or constitute a default (or other event which, with the giving of notice or lapse of time or both, would constitute a default) under, or give rise to any right of termination, cancellation or acceleration under any of the terms, conditions or provisions of any material lease, license, promissory note, contract, agreement, mortgage, deed of trust or other instrument or document to which the Company is a party or by which the Company or any of its properties or assets is bound, or (c) to the knowledge of the Company violate any material order, writ, injunction, decree, law, statute, rule or regulation of any court or governmental authority applicable to the Company or any of its properties or assets.

 g.  Taxes. The Company has (a) timely filed all federal, state, local and
     -----
foreign franchise, income, sales, gross receipts and all other tax returns and statements which are required to be filed by it and which were due prior to the date hereof ("Tax Returns and Statements"), and (b) paid within the time and in the manner prescribed by law or established reasonable reserves as reflected on the Financial Statements (as defined in Section 2.9 below) for the payment of all taxes, levies, assessments, fees, penalties, interest and other governmental charges accrued or payable for all periods ending on or prior to the date hereof. The Tax Returns and Statements are complete and accurate in all material respects, and no tax assessment or deficiency which has not been paid or for which an adequate reserve has not been set aside, has been made or proposed against the Company, nor are any of the Tax Returns and Statements now being examined or audited nor, to the knowledge of the Company, is there a threat that any of the Tax Returns and Statements will be examined or audited, and no consents waiving or extending any applicable statutes of limitations for the Tax Returns and Statements, or any taxes required to be paid thereunder, have been filed. Prior to the date hereof, the Company has delivered to the Investor complete and correct copies of the Tax Returns and Statements for the fiscal year ended in 1998.

 h.  Transactions With Affiliates. None of the Company's shareholders
     ----------------------------
beneficially owning more than ten percent (10%) of the Company's capital stock (the "Principal Shareholders"), directors, officers or employees, nor any of their respective Affiliates, has any interest, directly or indirectly, in any lease, lien, contract, license, encumbrance, loan or other agreement to which the Company is a party, any interest in any properties or assets of the Company or any interest in any competitor, supplier or customer of the Company. The Company is not indebted, directly or indirectly, to any of its Principal Shareholders, directors, officers or employees, or their respective Affiliates other than in connection with expenses or the advancement of expenses in the ordinary course of business, and none of such Principal Shareholders, directors, officers or employees, nor any of their respective Affiliates, is indebted, directly or indirectly, to the Company. For purposes hereof and elsewhere in this Agreement, "Affiliate" means a person or entity that, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, the person or entity specified.

 i.  Financial Statements. Attached to the Schedule of Exceptions are the
     --------------------
unaudited balance sheet of the Company as of December 31, 1998, and the related unaudited statement of operations and accumulated deficit and cash flow statements of the Company for the year then ended (the "Financial Statements"). The Financial Statements (a) present fairly in all material respects the financial position of the Company for the periods then ended, subject to normally recurring year-end adjustments, and (b) were prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied, except that the Financial Statements do not include any footnotes.

 j.  Intellectual Property. The Schedule of Exceptions sets forth a correct and
     ---------------------
complete list of all of the Company's intellectual property, which includes, but is not limited to, all patents, copyrights, common law copyrights, trade name, trademark, service mark, trade secret, technology, know-how or process, or any other intangible property rights of the Company that are necessary for its business as now being conducted ("Intellectual Property"), and all of the Company's licenses or other rights to use the Intellectual Property (collectively, the "Intellectual Property Rights"). To the knowledge of the Company, the Company is not infringing upon, misappropriating or violating the right of any other person under, or in respect to, any of the Intellectual Property Rights, and the Company has not received any charge, complaint, claim, or notice of such an infringement, misappropriation or violation. To the knowledge of the Company, no third party has infringed upon, misappropriated or violated the Intellectual Property Rights.

 k.  Title to and Adequacy of Assets and Properties. The Schedule of Exceptions
     ----------------------------------------------
sets forth a correct and complete list and summary description of all of the Company's tangible personal property and assets of whatever kind (the "Assets"), other than any such Assets the replacement cost of which would be less than Ten Thousand Dollars ($10,000) and which are not of material importance to the operation of the business of the Company. All Assets owned by the Company are in good operating condition and repair, subject to normal wear and maintenance, are usable in the regular and ordinary course of business and, to the best of the knowledge of the Company, comply in all material respects with all applicable laws, regulations and licenses which govern the use and operation thereof. The Company has good, complete and marketable title to all of the Assets, free and clear of all mortgages, security interests, liens, options, pledges, equities, claims, charges, restrictions, conditions, conditional sale contracts and any other encumbrance or adverse interests of any kind or nature whatsoever (collectively, the "Liens and Encumbrances"). All of the Assets are in the exclusive possession and control of the Company and the Company has the unencumbered right to use all of the Assets without interference from and free of the rights and claims of others.

 l.  Material Contracts. All of the agreements, contracts, leases, licenses,
     ------------------
instruments, commitments, and understandings, written or oral, to which the Company is a party or is subject, and which is material in any respect are listed (or, in the case of oral agreements or understandings, that are described) in the Schedule of Exceptions attached hereto (the "Contracts"), including, without limitation, any leases under which the Company holds any leasehold interest in real property or personal property, whether tangible or intangible, that is used in or in connection with the business (respectively, the "Real Property Leases" and the "Personal Property Leases" and, collectively, the "Leases"). The Schedule of Exceptions contains an accurate and complete list of the Contracts (including the Leases); and, there are no other material contracts, agreements, indentures, notes, leases or other instruments or commitments, whether written or oral, to which the Company is a party or is bound. The Company has furnished to the Investor accurate and complete copies of all written Contracts. Each of the Contracts (including, but not limited to, each of the Leases) is a valid and binding obligation of the parties thereto, is in full force and effect and is enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally and general principles of equity relating to the availability of equitable remedies. There have not been any defaults by the Company or, to the best knowledge of the Company, defaults or any claims of default or claims of nonenforceability by the other party or parties, under any of the Contracts, which, individually or in the aggregate, would have or which could reasonably be expected to have a material adverse effect on the business or the Company. The Company is not aware of any facts or conditions that have occurred which, with the passage of time or the giving of notice, or both, would constitute such a default under, or entitle any of the other parties to the Contracts to terminate, or accelerate the Company's payment obligations under, any of the Contracts or would cause the creation or imposition of any Lien or Encumbrance upon any of the assets or properties of the Company.

 m.  Licenses and Permits. The Company possesses all material licenses, permits,
     --------------------
certificates of need, franchises and other permits or licenses (the "Licenses and Permits") necessary for the present conduct of its business, including, without limitation, any and all Licenses and Permits issued by any governmental or administrative agency or body, the lack of which would materially and adversely affect the business of the Company. To the knowledge of the Company, each of such Licenses and Permits is in full force and effect, and there are no pending or threatened claims or proceedings challenging the validity of, or seeking to revoke or discontinue, any of the Licenses or Permits. To the knowledge of Company, neither the transactions contemplated by this Agreement nor any prior operations or history shall affect the validity of, or cause the revocation or discontinuation of any of the Licenses and Permits.

 n.  Insurance. The Schedule of Exceptions contains a complete, current and
     ---------
correct, description of all existing policies of insurance maintained by the Company. All such policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the date hereof have been paid, and no notice of cancellation, termination or denial of coverage has been received with respect to any such policy. To the knowledge of the Company, such policies provide adequate insurance coverage for all risks usually and customarily insured against by persons or entities operating businesses similar to the business of the Company as presently being conducted. No claims are pending or have been paid under such insurance policies. The Company has not been refused any insurance with respect to its properties, assets or operations, nor has its coverage been limited, by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance. Prior to the date hereof, the Company shall have delivered or made available to the Investor complete, current and correct copies of the policies of insurance listed on the Schedule of Exceptions.

  o. Absence of Certain Changes. Since the date of the balance sheet, included
     --------------------------
in the Financial Statements attached to the Schedule of Exceptions, there has not been:

               (a) Any declaration or payment of dividends by the Company or any transfer of properties or assets of any kind whatsoever to any of its shareholders (other than the payment of salaries and the like in the ordinary course of business in their capacity as employees of the Company);

               (b) Any transaction by the Company not in the ordinary course of business;

               (c) Any material adverse change in the results of the operations, financial condition, business or prospects of the Company;

               (d) Any damage, destruction or loss, whether or not covered by insurance, which has had or would have a material adverse effect on any of the properties, assets, business or prospects of the Company (as such business is presently being conducted);

               (e) Except (i) for amounts involving less than Ten Thousand Dollars ($10,000) individually or in the aggregate, or (ii) in the ordinary course of business and consistent with past practices, any sale or transfer of any properties or assets or any cancellation of any debts or claims of the Company;

               (f) Any mortgage, pledge or subjection to lien, charge or encumbrance of any kind on any of the Company's properties or assets (except for liens for taxes not yet due or payable), or any occurrence of, assumption of, or taking any properties or assets subject to, any material liability;

               (g) Any amendment, modification or termination of any material contract or material agreement to which the Company is a party or pursuant to which its properties or assets is bound;

               (h) Any increase in, or commitment to increase, the compensation payable or to become payable to, any officer or director of the Company, its employees other than in the ordinary course of business consistent with past practice, or to any of its shareholders or their respective Affiliates, or any commitment to make severance, bonus or special payments to any of such parties, upon a change in ownership or management of the Company or upon termination of such parties;

               (i) Any adoption by the Company of a plan or agreement or amendment to any plan or agreement providing any new or additional employee benefits; or

               (j) To the best knowledge of the Company, the occurrence of any other event which has had or is reasonably likely to have a material adverse effect on the results of operations, financial condition, business or prospects of the Company (as such business is presently being conducted).

  p. Compliance with Laws. To the knowledge of the Company, the business of the
     --------------------
Company has been conducted in material compliance with all applicable laws, statutes, ordinances, rules, regulations, orders and other requirements of all national governmental authorities, and of all territories, states, municipalities and other political subdivisions and agencies thereof, having jurisdiction over it, including, without limitation, all such laws, regulations, ordinances and requirements relating to antitrust, consumer protection, labor and employment, immigration, health, occupational safety, pension and securities matters, except for violations that individually, or in the aggregate, will have no material adverse effect on the business, operations or financial condition of the Company. Since the date of the balance sheet included in the Interim Financial Statements, the Company has not received any notification of any asserted present or past failure by the Company to comply with such laws, statutes, ordinances, rules, regulations, orders or other requirements.

  q. No Undisclosed Liabilities. To the knowledge of the Company, there are no
     --------------------------
obligations, debts or liabilities of any nature of the Company, whether accrued or unaccrued, contingent or absolute, direct or indirect, recorded or unrecorded, potential or realized ("Liabilities") that would be required by GAAP to be reflected or reserved against in the Financial Statements except (i) such Liabilities as are reflected or reserved against in the Financial Statements or disclosed therein and (ii) such Liabilities as are incurred after December 31, 1998, in the ordinary course of business and consistent with past practice and which, in any event, would not, in the aggregate, have a material adverse effect upon the business, operations or financial condition of the Company.

  r.  Employees.
      ---------

               (a) The Schedule of Exceptions contains a complete, current and correct list of all employees of the Company ("Employees"), which includes the job position and compensation payable to each of the Employees.

               (b) To the knowledge of the Company, the Company is in compliance with all laws, statutes, ordinances, rules, regulations, orders and other requirements relating to the employment of labor, including, without limitation, Title VII of the federal Civil Rights Act of 1964, the federal Age Discrimination in Employment Act of 1967, the federal Employee Retirement Income Security Act of 1974, and any and all provisions thereof relating to wages, hours, collective bargaining and the payment of social security and similar taxes except for violations that individually, or in the aggregate, will have no material adverse effect on the business, operations or financial condition of the Company;

               (c) There is no pending or, to the knowledge of the Company, threatened charge, complaint, allegation, application or other process or claim pending or threatened against the Company before any federal, territorial, state or local or other governmental or administrative agency or other entity; and

               (d) There is no labor dispute, strike, slowdown, work stoppage or other job action pending, or, to the knowledge of the Company, threatened against the Company.

  s.  Litigation.
      ----------

               (a) There is no pending or, to the best knowledge of the Company, threatened action, suit, arbitration proceeding, investigation or inquiry before any court or governmental or administrative body or agency, or any private arbitration tribunal, against, relating to or affecting the

Company or any director, officer, agent or employee of the Company in his capacity as such, or the assets, properties or business of the Company, or the transactions contemplated by this Agreement;

          (b) There is not in effect any order, judgment or decree of any court or governmental or administrative body or agency enjoining, barring, suspending, prohibiting or otherwise limiting the Company or any officer, director, employee or agent of the Company from conducting or engaging in any aspect of the Company's business, or requiring the Company or any officer, director, employee or agent of the Company, to take certain action with respect to any aspect of the business of the Company which could reasonably be anticipated to have a material adverse effect on the business, operations or financial condition of the Company; and

          (c) The Company is not in violation of or in default under any material order, judgment, writ, injunction or decree of any court or governmental or administrative body or agency to which it is a party.

  t.  Environmental Compliance.
      ------------------------

          (a) To the Company's knowledge, the Company has not been and is not currently in violation of any Hazardous Materials Laws.

          (b)  For purposes of the foregoing:

               (i) "Hazardous Materials Law" means any federal, state or local law, order, rule or regulation relating to pollution, human health and the environment or relating to the discharge, remediation, removal, manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances; and

               (ii) "Hazardous Substance" means any substance, material, chemical or waste, the presence of which requires investigation or remediation under, or which is or becomes regulated by, any federal, state or local governmental authority, due to its properties of being toxic, hazardous, explosive, corrosive, flammable, infectious, radioactive, carcinogenic or mutagenic.

  u. Employee Benefit Plans. The Company does not have any employee benefit plan
     ----------------------
as defined in Section 3(3) of Employee Retirement Income Security Act of 1974, as amended, or any plans, programs, arrangements or methods of contribution or compensation sponsored by the Company or in which the employees participate, including, without limitation, pension, retirement or severance plans, disability, medical, dental or other health insurance plans. life insurance or other death benefit plans and profit-sharing, deferred compensation, stock option, bonus or other incentive plans.

  v. Brokers and Finders. Except for accountants and attorneys acting as such
     -------------------
(and not as brokers, finders or in other like capacity), all negotiations on behalf of the Company relating to this Agreement and the transactions contemplated hereby have been carried on directly by the Company without the intervention of any broker, finder, investment banker or other third party representing the Company. The Company has not engaged or authorized any broker, finder, investment banker or other third party to act on its behalf directly or indirectly, as a finder, investment banker or in any other like capacity in connection with this Agreement or the transactions contemplated hereby or has consented to or acquiesced in anyone so acting, and none knows of any claim for compensation from any such broker, finder, investment banker or other third party for so acting or of any basis for such a claim.

  w. Offering. Subject to the truth and accuracy of the representations made by
     --------
the Investor in Section 3 hereof, the offer, sale and issuance of the shares of Series A Preferred Stock as contemplated by this Agreement are exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and will have been registered or qualified (or are except) under the registration, permit, or qualification requirements of all applicable state securities laws, and neither the Company nor any authorized agent acting on its behalf has taken or will take any action thereafter that would cause the loss of any such exemption.

  x. Reservation of Shares. The shares of common stock issuable on conversion of
     ---------------------
the Shares of Series A Preferred Stock, upon filing of the Restated Articles, will be duly and validly reserved for issuance.

  y. Use of Proceeds. The Company will use the proceeds from the sale of the
     ---------------
Shares as described in the Schedule of Exceptions.

  z. Disclosure. The representations and warranties of the Company contained
     ----------
herein do not contain any statement of a material fact that was untrue or omit any material fact necessary to make the information contained therein, in light of the circumstances under which such information was disclosed, not misleading.

3.   Representations and Warranties of Investor. Subject to the terms and
     ------------------------------------------
conditions of this Agreement, the Investor, after due inquiry and investigation, makes the representations and warranties set forth as of the date hereof and as of the date of the stock certificate for the Shares:

  a. Organization; Qualification and Power. The Investor is a corporation duly
     -------------------------------------
organized and validly existing under the laws of the State of Oregon, has all requisite corporate power and authority to carry on its business as presently contemplated to be conducted hereafter and is qualified to do business and in good standing in every jurisdiction in which the failure to so qualify or be in good standing, individually or in the aggregate, could have a material adverse effect on the Investor.

  b. Necessary Actions; Binding Effect. The Investor has taken all corporate
     ---------------------------------
action necessary to authorize the execution and delivery of, and the performance of its obligations under, this Agreement. This Agreement constitutes a valid and legally binding obligation of the Investor that is enforceable against the Investor in accordance with its respective terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights and (ii) general principles of equity relating to the availability of equitable remedies (regardless of whether such agreement is sought to be enforced in a proceeding at law or in equity).

  c. No Violations. Neither the execution and delivery of this Agreement, nor
     -------------
the consummation of the transactions contemplated hereby, will (a) violate any provision of the Articles of Incorporation or the Bylaws of the Investor, (b) violate, or be in conflict with, or constitute a default (or any event which, with the giving of notice or lapse of time or both, would constitute a default) under any material agreement or instrument to which the Investor is a party or by which Investor is bound, or (c) violate any order, writ, injunction, decree, law, statute, rule or regulation of any court or governmental authority applicable to the Investor.

  d. Investment Intent. The Shares of Series A Preferred Stock being acquired
     -----------------
under this Agreement are being purchased for the Investor's own account, and not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the "1933 Act". The Investor understands that the Shares are characterized as "restricted securities" under federal securities laws in as much as the Shares are being acquired from the Company in a transaction not involving a public offering. The Investor understands that the Shares have not been registered under the 1933 Act by reason of their issuance or contemplated issuance in a transaction exempt from the registration and prospectus delivery requirements of the 1933 Act that they must be held indefinitely unless a subsequent disposition thereof is registered under the 1933 Act or is exempt from registration, and that the reliance of the Company and others on this exemption is predicated on the Investor's representations and warranties. The Investor does not presently have any contract, undertaking, agreement, or arrangement with any person to sell, transfer, or grant participation to such person or to any third person, with respect to the Shares of Series A Preferred Stock being sold hereunder except that the Company is aware that the Investor intends to merge into and with netValue Holdings, Inc. with netValue Holdings, Inc. being the surviving corporation. The Investor understands that no public market presently exists for the Shares or for any of the securities issued by the Company, and that the Company has not made any assurances that a public market will ever exist for the Shares of Series A Preferred Stock being acquired hereunder.

  e. Information. The Investor has had an opportunity to discuss the Company's
     -----------
business, management, financial affairs, and the terms and conditions of the offering of the Series A Preferred Stock hereunder with the Company's management and has had an opportunity to review the Company's facilities. The Investor understands that such discussion, and any written information delivered to the Investor, were intended to describe the aspects of the Company's business that it believes to be material.

  f. Accredited Investor. The Investor is an accredited investor as defined in
     -------------------
Rule 501(a) of Regulation D promulgated under the 1933 Act.

  g. Disclosure. The representations and warranties of the Investor contained
     ----------
herein do not contain any statement of a material fact that was untrue when made or omit any material fact necessary to make the information contained therein, in light of the circumstances under which such information was disclosed, not misleading.

4.   Conditions to the Closing.
     -------------------------

  a. Conditions to Obligations of the Company. The obligations of the Company to
     ----------------------------------------
consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or the Company's express written waiver, at or prior to the Closing, of each of the following conditions:

     i.   Representations and Warranties; Covenants. The representations and
          -----------------------------------------
warranties of the Investor contained in this Agreement shall have been true and correct in all material respects shall be true and correct in all material respects as of the date hereof, with the same force and effect as if made as of the Closing; all the covenants contained in this Agreement to be complied with by the

Investor on or before the date hereof shall have been complied with in all material respects; and the Company shall have received a certificate of the Investor to such effect signed by a duly authorized officer thereof.

     ii.   No Order. No United States or state governmental authority or other
           --------
agency or commission or United States or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, injunction, judgment, decree or other order (whether temporary, preliminary or permanent) which is in effect and has the effect of making such transactions contemplated by this Agreement illegal or otherwise restraining or prohibiting consummation of such transactions; provided, however, that each party hereto shall use its reasonable best efforts to oppose and/or have any such order, judgment, decree or injunction vacated and to avail itself of all rights of appeal therefor, unless it has determined, in its reasonable judgement, that such efforts would not have a substantial likelihood of success.

     iii.  Closing Deliveries. The Company shall have received the closing
           ------------------
deliveries described in Section 1.3.2(b).

 b.  Conditions to Obligations of the Investor. The obligations of the Investor
     -----------------------------------------
to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or the Investor's express written waiver, at or prior to the Closing, of each of the following conditions:

     i.    Representations and Warranties; Covenants. The representations and
           -----------------------------------------
warranties of the Company contained in this Agreement shall have been true and correct in all material respects shall be true and correct in all material respects as of the Closing, with the same force and effect as if made as of the date hereof; all the covenants contained in this Agreement to be complied with by the Company on or before the date hereof shall have been complied with in all material respects; and the Investor shall have received a certificate of the Company to such effect signed by a duly authorized officer thereof.

     ii.   No Order. No United States or state governmental authority or other
           --------
agency or commission or United States or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, injunction, judgment, decree or other order (whether temporary, preliminary or permanent) which is in effect and has the effect of making the transactions contemplated by this Agreement illegal or otherwise restraining or prohibiting consummation of such transactions; provided, however, that each party hereto shall use its reasonable best efforts to oppose and/or have any such order, judgement, decree or injunction vacated and to avail itself of all right of appeal therefor, unless it has determined, in its reasonable judgment, that such efforts would not have a substantial likelihood of success.

     iii.  Amended and Restated Articles of Incorporation. The Company shall
           ----------------------------------------------
have adopted and filed the Restated Articles in the form attached hereto as
Schedule 4.2.3 with the Secretary of State of the State of California on or before the Closing.

     iv.   Consent of netValue Holdings, Inc.. netValue Holdings, Inc. shall
           ---------------------------------
have consented to the transactions contemplated by this Agreement on or before the Closing Date.

     v.   Closing Deliveries. The Investor shall have received the closing
          ------------------
deliveries described in Section 1.3.1(b).

5.   Consummation of Post-Closing Deliveries.
     ---------------------------------------

 a.  Restated Articles. The Company shall on and after the Closing Date
     -----------------
diligently seek the approval from the Secretary of State of the State of California of the Restated Articles. The Company shall keep the Investor informed of the status of such approval. The Company shall delivered or cause to be delivered to the Investor the stock certificates representing the Shares immediately after the Secretary of State of the State of California's approval of the Restated Articles. Upon the Investor's receipt of the stock certificates representing the Shares, the Investor shall concurrently or as soon as possible after such receipt wire transfer the amount of Seven Hundred Fifty Thousand Dollars ($750,000) and execute and deliver or cause to be delivered the Promissory Note and the Stock Pledge Agreement to the Company. The Investor shall not be obligated to deliver or cause to be delivered to the Company the Purchase Price until receipt of the stock certificates representing the Shares.

 b.  Termination. If the Secretary of State of the State of California does not
     -----------
approve the Restated Articles substantially in the form attached hereto as
Schedule 4.2.3 within ten (10) days of the Closing Date, then the Investor may elect to terminate this Agreement. If the Investor elects to terminate this Agreement, then the Investor shall deliver to the Company written notice of termination, and thereupon, this Agreement shall be terminated without obligation or liability to any party in favor of any other party.

 c.  Registration Rights Agreement. The parties shall execute and deliver the
     -----------------------------
Registration Rights Agreement as of the Closing Date; provided, however, that, notwithstanding anything in the Registration Rights Agreement, the Registration Rights Agreement shall not be effective if and until the Secretary of State of the State of California approves the Restated Articles substantially in the form attached hereto as Schedule 4.2.3, the Investor delivers the stock certificates representing the Shares to the Company, and the Investor pays the Purchase Price to the Company. If the Company elects to terminate this Agreement under Section 5.2, then the Registration Rights Agreement shall also be terminated without obligation or liability of any party in favor of any other party.

6.   Survival of Representations and Warranties. The respective representations
     ------------------------------------------
and warranties of the parties contained herein or in any certificates or the documents delivered prior to or at the Closing shall not be deemed waived or otherwise affected by any investigation made by any party hereto and shall survive the Closing for a period of two years. Any covenants of any party hereto which requires performance by such party subsequent to the date hereof shall survive the execution and delivery of this Agreement and the consummation of the other transactions contemplated hereby until such covenants have been fully discharged by performance thereof in accordance with the applicable terms and provisions of this Agreement.

7.   Miscellaneous.
     -------------

 a.  Information Obligations. The Company shall furnish to the Investor or any
     -----------------------
successor-in-interest such information regarding the Company and its shareholders as the Investor or any successor-in-interest may reasonably request from time to time in order to permit them to comply with the

Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and any applicable state securities laws in connection with the preparation and filing of any registration statements and reports thereunder, including without limitation business descriptions, capitalizations schedules, and product updates. Notwithstanding the foregoing, the Company should not be required to furnish any information if the furnishing thereof would cause it to breach any confidentiality or nondisclosure agreement to which it is subject. The Investor shall reimburse the Company for any reasonable expenses it may incur in connection with the furnishing of any information hereunder.

 b.  Expenses. Each party shall each bear its own expenses in connection with
     --------
the transactions contemplated by this Agreement, including the fees of attorneys, accountants, advisors, brokers, investment bankers and other representatives.

 c.  Notices. Any notice, consent, authorization or other communication to be
     -------
given hereunder shall be in writing and shall be deemed duly given and received when delivered personally or transmitted by facsimile transmission with receipt acknowledged by the addressee or three (3) days after being mailed by first class mail, or the next business day after being deposited for next-day delivery with a nationally recognized overnight delivery service, charges and postage prepaid, properly addressed to the party to receive such notice at the following address for such party (or at such other address as shall be specified by a like notice):

          If to the Company, to:             Asia CD, Inc.
                                             28 Second Street, Suite 100
                                             San Francisco, California 94105
                                             Telephone: (415) 777-3280
                                             Facsimile: (415) 777-3608

          with copies to:                    Stephen J. DeCosse
                                             Howard Rice Nemerovski Canady Falk
                                               & Rabkin
                                             Three Embarcadero Center, 7th Floor
                                             San Francisco, California 94111
                                             Telephone: (415) 434-1600
                                             Facsimile: (415) 217-5910

          If to the Investor:                Strategicus Partners, Inc.
                                             15455 N.W. Greenbrier Parkway, #210
                                             Beaverton, Oregon 97006
                                             Telephone: (800) 893-8894
                                             Facsimile: (800) 893-8895

          with copies to:                    David R. Ludwig
                                             Farleigh, Wada & Witt, P.C.
                                             121 S.W. Morrison Street, Suite 600
                                             Portland, Oregon 97204
                                             Telephone: (503) 228-6044
                                             Facsimile: (503) 228-1741

  d. Counterparts. This Agreement may be executed in any number of counterparts,
     ------------
each of which shall be an original, and all of which together shall constitute but one and the same instrument.

  e. Entire Agreement. Unless otherwise specifically agreed in writing, this
     ----------------
Agreement and the schedules and exhibits attached hereto represent the entire understanding of the parties with reference to the transactions set forth herein, and supersede all prior representations, warranties, understandings and agreements heretofore made by the parties, and neither this Agreement nor any provisions hereof may be amended, waived, modified or discharged except by an agreement in writing signed by the party against whom the enforcement of any amendment, waiver, change or discharge is sought.

  f. Binding Agreement. This Agreement shall be binding upon and inure to the
     -----------------
benefit of the parties hereto and their respective heirs, successors and assigns.

  g. Parties in Interest. Nothing in this Agreement, whether express or implied,
     -------------------
is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provision give any third persons any right of subrogation or action over or against any party to this Agreement.

  h. Governing Law. This Agreement is deemed to have been made in the State of
     -------------
Oregon, and its interpretation, its construction and the remedies for its enforcement or breach are to be applied pursuant to, and in accordance with, the laws of the State of Oregon as such apply to contracts made and to be performed in that state.

  i. Severability; Construction. In the event any provision hereof is determined
     --------------------------
to be invalid or unenforceable, the remaining provisions hereof shall be deemed severable therefrom and shall remain in full force and effect. Words and phrases defined in the plural shall also be used in the singular and vice versa and be construed in the plural or singular as appropriate and apparent in the context used. Unless otherwise specifically provided herein, accounting terms shall be given and assigned their usual meaning and effect as defined or used in GAAP.

  j. Assignment. The Investor may assign this Agreement and may transfer or
     ----------
assign all or any part of the Shares of Series A Preferred Stock acquired hereunder provided that the Investor complies with the provisions of the 1933 Act and applicable state securities laws in respect to the transfer of any of the Shares of Series A Preferred Stock acquired hereunder . The Company may not assign this Agreement or any rights hereunder or delegate any duties hereunder. Any attempted or purported assignment or delegation in violation of the proceedings shall be void.

  k. Arbitration. All disputes between the parties hereto shall be determined
     -----------
solely and exclusively by arbitration in accordance with the commercial arbitration rules then in effect of the American Arbitration Association, or any successors hereto ("AAA"), in San Francisco County, California unless the parties otherwise agree in writing. The parties shall jointly select an arbitrator. In the event the parties fail to agree upon an arbitrator within ten
(10) days, then each party shall select an arbitrator and such arbitrators shall then select a third arbitrator to serve as the sole arbitrator; provided, that if either party, in such event, fails to select an arbitrator within seven (7) days, such arbitrator shall be selected by the AAA upon application of either party. Judgment upon the award of the agreed upon arbitrator or the so chosen third arbitrator, as the case may be, shall be binding and shall be entered into by a court of competent jurisdiction.

  l. Attorneys' Fees. In the event of any action at law or in equity in relation
     ---------------
to this Agreement, the prevailing party in such action or suit shall be entitled to receive its reasonable attorneys' fees and all other costs and expenses of such action or suit.

  m. Stock Option Agreement. The Company and the Investor agree that, promptly
     ----------------------
after the Closing, they will negotiate and prepare a consulting and stock option agreement to provide for (i) certain consulting services to be provided by the Investor to the Company and (ii) and stock options to be issued by the Company to the Investor for three hundred thousand (300,000) shares of Common Stock subject to a three (3) year vesting schedule, such agreement to have such other terms and conditions as the parties may agree.

  n. Facsimile Signatures. Facsimile transmissions of any signed original
     --------------------
document, and retransmission of any signed facsimile transmission, shall be the same as delivery of an original. At the request of either party, the parties shall confirm facsimile transmitted signatures by signing an original document.

                            [SIGNATURE PAGE FOLLOWS.]

                  [SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT]

      IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the day and year first written above.

                                    COMPANY:

                                    ASIA CD, INC.


                                    By:/s/ Joshua Lau
                                       -----------------------------------
                                       Joshua Lau,
                                       -----------------------------------


                           [SIGNATURE PAGE CONTINUES]

                  [SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT]

                                    INVESTOR:

                                    STRATEGICUS PARTNERS, INC.


                                    By:/s/  Douglas B. Spink
                                       -----------------------------------
                                    Its:    President
                                        ----------------------------------

                             SCHEDULE 1.3.2(a)(i)

                            FORM OF PROMISSORY NOTE
                            -----------------------

      See attached.

                             SCHEDULE 1.3.2(a)(ii)

                         FORM OF STOCK PLEDGE AGREEMENT
                         ------------------------------

      See attached.

                                   SCHEDULE 2

                             SCHEDULE OF EXCEPTIONS
                             ----------------------

      The information set forth in this Schedule of Exceptions shall apply to or qualify any or all applicable representations and warranties that the Company makes under the Stock Purchase Agreement to which this Schedule is attached. All capitalized terms used without definition in this Schedule of Exceptions shall have the meanings assigned to them in the Stock Purchase Agreement.

      Between February 6, 1998 and May 13, 1998, the then-effective Articles of Incorporation authorized 1,000,000 shares of Common Stock, and the Company issued a total of 2,750,000 shares of Common Stock. This inadvertent error was remedied on July 16, 1998 when the Company filed with the California Secretary of State a Certificate of Amendment to its Articles of Incorporation authorizing 50,000,000 shares of Common Stock.

      Notwithstanding that a number of the investors in the Company received stock certificates dated July 15, 1998 with respect to shares of Common Stock issued to them, the issuance of shares to such persons took place on July 16, 1998. No securities filings under state or federal law have yet been made in connection with any issuances of capital stock by the Company. The Company is working with counsel to prepare and make such filings.

      Hong Lee, a former employee, purchased the following shares of Common Stock at the following times: (i) 5,000 shares and (ii) 5,000 shares pursuant to a stock dividend effective on February 1, 1999. The total consideration paid for such shares by Mr. Hong is $1500. Without further investigation, the Company does not know whether Mr. Lee will qualify for a 25102(f) exemption from qualification under California securities law. If he does not, he may have rescission rights with respect to the shares of Common Stock acquired for the statutory period.

      The Company has issued a Convertible Promissory Note dated June __, 1999 in the original principal amount of $250,000 to NetValue Holdings, Inc. and has entered into a letter of understanding with NetValue Holdings with respect to the investment in the Company to be made by Strategicus Partners, Inc.

      The Company has not adopted a written sexual harassment policy or any other policies or reporting requirements that may be required by applicable employment or labor laws, including, without limitation, vacation policies and requirements to classify employees as "exempt" and "exempt" under the Fair Labor Standards Act, California labor standards regulations or other applicable law. The current space where the office of the Company is located may not comply with San Francisco building codes. Except to the extent set forth below with respect to Tai Seng Video, the Company has not investigated, and does not know, whether it sells any compact disks, DVDs or other types of media in violation of applicable laws, including copyright laws, or third party exclusive distribution rights.

      The Company owns or has a license to the following items of Intellectual
Property: software and specifications developed in connection with the front-end of the Company's Website, software and specifications relating to the back-end of the Company's Website, including, among other things, items relating to order processing, order tracking, process of changing Asian characters into graphic files, customer lists and information relating thereto, supplier and vendor lists and information relating thereto, trade secrets and know-how relating to the process of conducting the business of the Company, and common law copyrights in materials prepared by the Company for various purposes. The Company has entered into development and consulting agreement with Vest Technologies pursuant to which the Company obtains certain rights in intellectual property developed by Vest Technologies. The Company utilizes Yahoo as a back-end service provider with respect to its website.

      The Company has filed an intent to use trademark application with respect to the name "popbids" with the United States Patent and Trademark Office. The Company uses the name "AsiaCD" and has the domain name "Asia CD." The Company has registered and maintains (but does not currently use) a number of other domain names.

      The Board of Directors of the Company approved a 1999 stock option plan of the Company on July 28, 1999. It has also approved the hiring of a Chief Operating Officer and Controller at salaries of $96,000 and $78,000, respectively, subject to the negotiation by the officers of the Company of definitive agreements with respect to the same. In addition, the Board approved the issuance of options to purchase Common Stock to each of such persons in the amount of 250,000 shares and 250,000 shares, respectively, subject to the negotiation by the officers of the Company of satisfactory terms for such stock options.

      The Company has not formally adopted a customer privacy policy on its Website.

      The Company does not currently maintain any insurance policies, including commercial general liability insurance. The Company does not currently maintain workmen's compensation insurance. The Company is negotiating for the purchase of workmen's compensation insurance. The Company maintains a health plan for certain of its employees. The name of the health plan is Chinese Community Health Plan-Small Group-Medical and Hospital Service Agreement.

      Michael Lui, a director of the Company, is the President of Tang Fat Enterprises, the current landlord of the Company. On July 28, 1999, the Board of Directors approved entering into a new office lease agreement with Tang Fat Enterprises, subject to negotiation of the definitive Lease Agreement.

      The Company has no item of tangible personal property with a replacement cost of more than $10,000.

      The Company received a letter dated May 18, 1999 from Tai Seng Video claiming that the Company was selling 59 titles in violation of Tai Seng Video's exclusive rights to sell such titles in the United States and subsequently, through its attorney, exchanged correspondence regarding such claim. The Company's initial investigation of Tai Seng Video's claim was inconclusive. The Company is currently purchasing such titles directly from Tai Seng Video.

      The Company is not a S-Corporation for tax purposes. The Board of Directors of the Company have not approved the Company's medical plan.

      The Company has entered into the following material contracts: Vest Technologies Website Development and Consulting Agreement. Company's lease of office space with Tang Fat Enterprises. The Company currently purchases titles from its suppliers on a case by case basis and not pursuant to any master purchase agreement. The Company makes available on its Website an opportunity for persons enter into a referral agreement with the Company pursuant to which the Company pays a commission to persons who refer business to it. No individual referral agreement is material. In the aggregate, business generated from such referrals accounts for about 8% of the business of the Company. The Company has entered into non-disclosure agreements with its employees. Engagement Letter with Howard, Rice et al. Engagement Letter with Pam Buda for consulting services in connection with developing a business plan.

      Since December 31, 1998, the Company entered into the Vest Technologies agreement, the monthly salary of Joshua Lau was increased from $2500 to $5000, the monthly salary of Priscilla Chu was increased from $2500 to $4000 and the officers of the Company adopted its health plan in April, 1999.

      The Company anticipates that the proceeds from the sale of Series A Preferred Stock under the Stock Purchase Agreement will be applied to one or more of the following Company areas: hiring employees, moving into a new office, improvement in infrastructure, including the Company's Website, marketing, database development and international development and expansion.

      The following is a complete, current and correct list of all employees of the Company (the "Employees"), which includes the job position and the compensation payable to each of the Employees:

------------------------------------------------------------------------------
Full Time                        Position                              Salary
---------                        --------                              ------
KwokChu Lau (Joshua)             CEO                                    2,500
Lai King Chu (Priscilla)         CTO                                    1,500
Elaine Wong                      Accountant                             1,900
Sharon Yu                        Sales Associate                        2,000
Cheung-Luen Wat                  Production Assistant                   1,650
Yuk-Chun Poon (Jade)             Senior Accounting Assistant            1,500
Mu Yan Liao (Amy)                Shipment Assistant                     1,050

Part Time                        Position                              Salary
---------                        --------                              ------
Stephen Chung Chu                VP of Operation (Part Time)              500
Yvonne Ya Yee Lee                Production Assistant                     230
Chiu-Hung Kwong                  Shipment Assistant                       860
Vivian Jian Min Yun              Production Assistant                     150
Susan Chiu                       Customer Assistant                       800
------------------------------------------------------------------------------

                                 SCHEDULE 4.2.3

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION
                 ----------------------------------------------

      Kwok Chu Lau and Priscilla Chu certify that:

      1. They are, respectively, the President and Secretary of Asia CD, Inc., a California corporation (the "corporation").

      2. The Articles of Incorporation of this corporation are amended and restated to read as follows:

                                       I

      The name of this corporation is Asia CD, Inc.

                                      II

      The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                      III

      This corporation is authorized to issue two classes of shares of stock, to be designated Common and Preferred, respectively. This corporation is authorized to issue 50,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock. The shares of Preferred Stock may be issued from time to time in series. The par value of Common Stock and Preferred Stock is $0.001 per share.

      Of the 10,000,000 shares of Preferred Stock, this corporation is authorized to issue 1,100,000 shares of Series A Preferred Stock.

      The Board of Directors of this corporation (the "Board") is authorized to fix or alter the rights, preferences, privileges, and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock, including but not limited to the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions) and the liquidation preferences, and the number of shares constituting any such series and the designation thereof, or any of them; and to increase or decrease the number of shares of any series subsequent to the issue of shares of such series. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

                                      IV

      The Series A Preferred Stock will have the following rights, privileges, preferences and restrictions:

      A.    Voting Rights.
            -------------

            (1) Except as otherwise provided below with respect to the election of directors or as required by law, the holders of Series A Preferred Stock will be entitled to notice of any meeting of shareholders of the corporation and to vote upon any matter submitted to shareholders of the corporation on the following basis: each share of Series A Preferred Stock will be treated as the number of shares of Common Stock into which such share could be converted pursuant to paragraph D below on the record date fixed for the vote or consent of shareholders.

            (2) The holders of the Series A Preferred Stock will be entitled, voting as a separate class, to elect one (1) director; provided that at such time as the number of outstanding shares of Series A Preferred Stock (prior to conversion into Common Stock or retirement) represents less than 7.5% of the outstanding voting capital stock of the corporation, then the Common Stock and all series of Preferred Stock (voting on an as-converted into Common Stock basis) will be entitled to elect all directors. Any director elected solely by the holders of the Series A Preferred Stock, or of the Common Stock and all series of Preferred Stock (voting on an as-converted into Common Stock basis), as the case may be, may be removed, either with or without cause, by, and only by, the affirmative vote of the holders of the shares of the Series A Preferred Stock, or of the Common Stock and all series of Preferred Stock (voting on an as-converted into Common Stock basis), as the case may be.

            (3) Except as otherwise required by law or provided by these Articles of Incorporation, a majority of the shares entitled to vote, represented in person or by proxy, will constitute a quorum at a meeting of shareholders; provided that for action upon any matter as to which holders of shares are entitled to vote as a class, a majority of the shares of such class, represented in person or by proxy, will constitute a quorum.

      B.    Dividends. The holders of the Series A Preferred Stock will be
            ---------
entitled to receive, prior and in preference to the holders of Common Stock, when, as and if declared by the Board out of any assets at the time legally available therefor, noncumulative cash dividends at the rate of $0.08 per annum on each outstanding share of Series A Preferred Stock (as appropriately adjusted for stock splits, stock dividends on Series A Preferred Stock, stock combinations and stock reclassifications and the like). No dividend shall be declared or paid or other distributions made (other than those payable solely in shares of Common Stock) with respect to the Common Stock during any fiscal year of the Corporation (except pursuant to Compensatory Share Repurchase Rights as defined in paragraph C(4) below or pursuant to the corporation's exercise of any contractual or other legal rights of first refusal upon a proposed transfer of shares) until any declared dividends in the aforesaid amounts on the outstanding shares of Series A Preferred Stock shall have been paid in such fiscal year.

      C.    Liquidation Preference.
            ----------------------

            (1) For purposes hereof, the Original Purchase Price of the Series A Preferred Stock is $1.00 per share.

          (2) In the event of the liquidation, dissolution or winding up of the corporation, either voluntary or involuntary, the holders of Series A Preferred Stock will be entitled to receive out of the assets of the corporation, for each share of the Series A Preferred Stock then held by them: prior and in preference to any distribution to the holders of the Common Stock, an amount equal to the Original Purchase Price of the Series A Preferred Stock (as appropriately adjusted for stock splits, stock dividends on Series A Preferred Stock, stock combinations and stock reclassifications and the like), plus all declared and unpaid dividends with respect thereto, and no more. If upon the occurrence of such event the assets and funds available for distribution among the holders of the Series A Preferred Stock are insufficient to permit the payment to such holders of the full preferential amount provided in the immediately prior sentence, then the entire assets and funds of the corporation legally available for distribution to the holders of the Series A Preferred Stock will be distributed ratably among the holders of the Series A Preferred Stock in proportion to the shares of the Series A Preferred Stock held by each such holder. After payment has been made to the holders of the Series A Preferred Stock of the full amounts to which they will be entitled as aforesaid, any remaining assets will be distributed ratably among the holders of the corporation's Common Stock.

          (3) A liquidation, dissolution or winding up for the purposes of this paragraph C includes a sale of all or substantially all of the assets of the corporation (a "Sale of Corporation") and a merger, consolidation or reorganization of the corporation with or into any other corporation or corporations where the shareholders of the corporation immediately prior to such event do not retain more than a fifty percent (50%) voting interest in the successor entity (a "Merger"). No later than twenty days before the consummation of any Merger or Sale of Corporation, the corporation shall deliver a notice to each holder of Series A Preferred Stock setting forth the principal terms of such Merger or Sale of Corporation. Such notice shall be deemed delivered upon personal delivery or five days after deposit in the United States mail, by registered or certified mail, addressed to a party at its address as shown on the stock records of the corporation.

          (4) Each holder of an outstanding share of Series A Preferred Stock shall be deemed to have consented, for purposes of Sections 502, 503 and 506 of the California Corporations Code, to distributions made by this corporation in connection with the repurchase at cost (or such other price as may be agreed to by the Board) of shares of Common Stock issued to or held by officers, directors or employees of, or consultants to, this corporation upon termination of their employment or services pursuant to agreements (whether now existing or hereafter entered into) providing for the right of said repurchase between this corporation and such persons (the "Compensatory Share Repurchase Rights").

     D.   Conversion to Common Stock. The Series A Preferred Stock shall be
          --------------------------
convertible into Common Stock of the corporation as follows:

          (1)  Optional Conversion. Each holder of Series A Preferred Stock may,
               -------------------
at any time, and from time to time, convert any or all of such holder's shares of Series A Preferred Stock into fully-paid and non-assessable shares of Common Stock.

          (2)  Automatic Conversion. Each share of Series A Preferred Stock
               --------------------
shall automatically be converted into shares of Common Stock immediately (a) upon the closing of the corporation's sale of its Common Stock in an underwritten public offering registered under the Securities Act of

1933, as amended (other than a registration on Form S-8, Form S-4 or comparable forms), which results in aggregate cash proceeds (net of underwriter commissions and offering expenses) to the corporation of not less than $10,000,000 and which has a public offering price of not less than $3.00 per share (as appropriately adjusted for stock splits, stock dividends on Series A Preferred Stock, stock combinations and stock reclassifications and the like) or (b) upon the conversion of at least 50% of the maximum number of shares of Series A Preferred Stock outstanding at any time.

          (3)  Conversion Ratio.
               ----------------

               (a) Upon conversion, each share of Series A Preferred Stock shall be converted into the number of shares of Common Stock that results from dividing the Original Purchase Price by the Conversion Price in effect at the time of conversion.

               (b) The initial Conversion Price will be the Original Purchase Price, so that prior to any adjustment from time to time under certain instances as hereinafter provided, each share of Series A Preferred Stock shall be convertible into one share of Common Stock.

               (c) In the case of optional conversion, before any holder of Series A Preferred Stock shall be entitled to convert the same into Common Stock, such holder shall surrender the certificate or certificates therefor (or an affidavit certifying that such certificate has been mutilated or apparently lost, destroyed or stolen along with an appropriate indemnity), duly endorsed, to the office of the corporation or any transfer agent for such Series A Preferred Stock and shall give written notice to the corporation at such office that it elects to convert the same. The corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder, or to its nominee or nominees, certificates for the number of full shares of Common Stock to which it shall be entitled, together with cash in lieu of any fraction of a share as hereinafter provided, and, if less than all of the shares represented by such certificate are converted, a certificate representing the shares of Series A Preferred Stock not converted. Such conversion shall be deemed to have been made as of the date of such surrender of the certificate for the stock to be converted, and the person or persons entitled to receive the Common Stock deliverable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Stock on such date. If the conversion is in connection with an offer of securities registered pursuant to the Securities Act of 1933, as amended, the conversion may, at the option of any holder tendering shares of Series A Preferred Stock for conversion, be conditioned upon the closing of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock deliverable upon such conversion of the Series A Preferred Stock shall not be deemed to have converted such Series A Preferred Stock until effective with the closing of such sale of securities.

               (d) In the case of automatic conversion, on and after the related conversion event, notwithstanding that any certificates for such shares of Series A Preferred Stock subject to such conversion shall not have been surrendered for conversion, the shares of Series A Preferred Stock evidenced thereby shall be deemed to be no longer outstanding, and all rights with respect thereto shall forthwith cease and terminate, except only the rights of the holder (i) to receive the shares of Common Stock to which such holder shall be entitled upon conversion thereof and to be deemed for all purposes as the record holder of such Common Stock as of the automatic conversion date, and (ii) to receive the amount of cash payable in respect of any fractional share of Common Stock to which such holder shall be entitled.

          (4)  Adjustments to Conversion Price. The Conversion Price in effect
               -------------------------------
from time to time shall be subject to adjustment in certain cases as follows:

               (a)  Adjustment for Subdivisions or Combinations of Common Stock.
                    -----------------------------------------------------------
In the event the corporation at any time or from time to time after the effective date of the initial sale of Series A Preferred Stock (the "Original Issue Date") effects a subdivision or combination of its outstanding Common Stock into a greater or lesser number of shares without a proportionate and corresponding subdivision or combination of its outstanding Series A Preferred Stock, then the existing Conversion Price for the Series A Preferred Stock will be decreased or increased proportionately.

               (b)  Adjustment for Dividends, Distributions and Common Stock
                    --------------------------------------------------------
Equivalents. In the event the corporation at any time or from time to time after
-----------
the Original Issue Date makes or issues, or fixes a record date for the determination of holders of Common Stock (but not holders of Series A Preferred Stock) entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights (hereinafter referred to as "Common Stock Equivalents") convertible into or entitling the holder thereof to receive additional shares of Common Stock without payment of any consideration for such Common Stock Equivalents or the additional shares of Common Stock, for the purpose of protecting the holders of Series A Preferred Shares from any dilution in connection therewith, then and in each such event the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable in payment of such dividend or distribution or upon conversion or exercise of such Common Stock Equivalents will be deemed to be issued and outstanding as of the time of such issuance or, in the event such a record date has been fixed, as of the close of business on such record date. In each such event, the then existing Conversion Price for the Series A Preferred Stock will be increased as of the time of such issuance or, in the event such a record date has been fixed, as of the close of business on such record date, by multiplying the Conversion Price for the Series A Preferred Stock by a fraction:

                    (i) the numerator of which will be the total number of shares of Common Stock and Common Stock Equivalents issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; and

                    (ii) the denominator of which will be the total number of shares of Common Stock and Common Stock Equivalents issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus number of shares of Common Stock issuable in payment of such dividend or distribution or upon conversion or exercise of such Common Stock Equivalents;

provided, however, if such record date has been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price for the Series A Preferred Stock will be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price for the Series A Preferred Stock will be adjusted pursuant to this paragraph (4) as of the time of actual payment of such dividends or distribution.

               (c)  Adjustments for Recapitalizations, etc. If at any time or
                    --------------------------------------
from time to time there shall be a recapitalization of the Common Stock (other than a subdivision or combination provided for elsewhere in this paragraph D) or payment of a dividend or distribution (other than a cash dividend, or dividends and distributions as to which paragraphs (4)(a) or (4)(b) of this paragraph D apply), provision shall be made so that the holders of Series A Preferred Stock shall thereafter be entitled to receive upon conversion of such Series A Preferred Stock the number of shares of stock or other securities or property of the corporation or otherwise, to which it would have received had it converted its shares of Series A Preferred Stock into Common Stock immediately prior to such recapitalization, dividend or distribution. In any such case, appropriate adjustment shall be made in the application of the provisions of this paragraph D with respect to the rights of the holders of Series A Preferred Stock after the recapitalization to the end that the provisions of this paragraph D (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of shares of Series A Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

               (d)  Second Successive Changes. The above provisions of this
                    -------------------------
paragraph D shall similarly apply to successive dividends or other distributions, subdivisions and combinations on or of the Common Stock after the Original Issue Date.

               (e)  No Impairment. The corporation will not, by amendment of the
                    -------------
corporation's Articles of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the corporation, but will at all times in good faith assist in the carrying out of all the provisions of this paragraph D and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of Series A Preferred Stock against impairment.

               (f)  Excluded Events. Notwithstanding anything in this paragraph
                    ---------------
D to the contrary, the Conversion Price shall not be adjusted by virtue of the conversion of shares of Series A Preferred Stock into shares of Common Stock.

               (g)  Certificate as to Adjustments. Upon the occurrence of each
                    -----------------------------
adjustment or readjustment of the Conversion Price pursuant to this paragraph D, the corporation, at its expense promptly shall compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based.

          (5)  Reservation of Stock Issuable Upon Conversion. The corporation at
               ---------------------------------------------
all times will reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of Series A Preferred Stock such number of its shares of Common Stock as from time to time will be sufficient to effect the conversion of all then outstanding shares of Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock is not sufficient to effect the conversion of all then outstanding shares of Series A Preferred Stock, in addition to such other remedies as may be available to the holders of Series A Preferred Stock for such failure, the corporation will take such corporate action as, in the opinion of its counsel, may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as will be sufficient for such purpose.

          (6)  No Fractional Shares. No fractional shares shall be issued upon
               --------------------
conversion of shares of Series A Preferred Stock. Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of shares of Series A Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion. If the conversion would result in any fractional share, the corporation shall, in lieu of issuing any fractional share, pay the holder an amount in cash equal to the fair market value of such fractional share on the date of conversion (as determined in good faith by the Board).

          (7)  Notices of Record Date. In the event of any taking by the
               ----------------------
corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the corporation will dispatch to each holder of Series A Preferred Stock at least 20 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or rights, and the amount and character of such dividend, distribution or right.

          (8)  Other Notices. Any notices required by the provisions of this
               -------------
paragraph D to be given to the holders of shares of Series A Preferred Stock must be in writing and will be deemed given upon personal delivery, one day after deposit with a reputable overnight courier service for overnight delivery or after transmission by facsimile telecopier with confirmation of successful transmission, or three business days after deposit in the United States mail, by registered or certified mail postage prepaid, or upon actual receipt if given by any other method, addressed to each holder of such record at his address appearing on the books of the corporation.

     E.   Covenants. Except as otherwise required by law, this corporation shall
          ---------
not, without first obtaining the affirmative vote or written consent of the holders of not less than a majority of the outstanding shares of Series A Preferred Stock voting as a class, take any action, or permit any action to be taken, to amend or repeal any provision of, or add any provision to, this corporation's Articles of Incorporation or bylaws if such action would adversely effect the rights, preferences, privileges or powers of the Series A Preferred Stock.

                                       V

     The liability of the directors of this corporation for monetary damages shall be eliminated to the fullest extent permissible under California law. Any repeal or modification of this Article, or the adoption or any provision of the Articles of Incorporation inconsistent with this Article, shall only be prospective and shall not adversely affect the rights under this Article in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability.

                                      VI

     This corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) through bylaw provisions, agreements with agents, vote of shareholders or disinterested directors or otherwise, in excess of the indemnification otherwise permitted by
Section 317 of the California Corporations Code, subject only to the applicable limits set forth in Section 204 of the California Corporations Code with respect to actions for breach of duty to this corporation and its shareholders. Any repeal or modification of this Article, or the adoption of any provision of the Articles of Incorporation inconsistent with this Article, shall only be prospective and shall not adversely affect the rights under this Article in effect at the time of the alleged occurrence of any action or omission to act giving rise to indemnification.

     3. The foregoing amendment and restatement of Articles of Incorporation has been duly approved by the Board.

     4. The foregoing amendment and restatement of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with
Section 902 of the Corporations Code. The total number of outstanding shares of the corporation is 7,087,500 shares of Common Stock and no shares of Preferred Stock. The number of shares of each class voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required of each class was more than 50%.

     I further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true of our own knowledge.

     Executed at San Francisco, California on this ____ day of July, 1999.


                                 /s/
                                 -----------------------------------------------
                                 Kwok Chu Lau, President


                                 /s/
                                 -----------------------------------------------
                                 Priscilla Chu, Secretary

                                SCHEDULE 4.2.4

                         REGISTRATION RIGHTS AGREEMENT
                         -----------------------------


     See attached.